UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 22, 2017 (May 17, 2017)

Conifer Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 West Merrill Street, Suite 200 Birmingham, MI 48009
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Conifer Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the "Annual Meeting") on May 17, 2017. Matters voted upon at the Annual Meeting were: (i) election of two members of the Board of Directors for terms expiring in 2020; and (ii) ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for 2017. For more information about the aforementioned proposals, see Conifer's Proxy Statement dated April 7, 2017. As of the March 20, 2017 record date, there were 7,633,069 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 7,113,746 shares of the common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 - Election of Nicholas J. Petcoff and Mark McCammon as directors each for a three-year term expiring in 2020.

Director Name	For	Withheld	Broker Non-Votes
Nicholas J. Petcoff	3,959,116	486,088	2,668,542
Mark McCammon	3,969,372	477,832	2,666,542

Proposal No. 2 - Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
7,095,809	17,889	48

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	Conifer Holdings Inc.
	By:	/s/ BRIAN J. RONEY Brian J. Roney President